HANSEN NATURAL CORPORATION
                              1010 Railroad Street
                            Corona, California 92882


                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 5, 2004


                                                                 October 6, 2004



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Hansen Natural Corporation (the "Company") to be held on Friday, November 5, 2004 at 3:00 p.m., in the Boardroom at the Company's corporate headquarters, 1010 Railroad Street, Corona, California 92882.

     In addition to the specific matters to be voted on at the meeting, there will be a report on the Company's business and an opportunity for stockholders of the Company to ask questions. I hope that you will be able to join us. Your vote is important to us and to our business. I encourage you to sign and return your proxy card, so that your shares will be represented and voted at the meeting even if you cannot attend.

                              Sincerely,



                              Rodney C. Sacks
                              Chairman of the Board

                           HANSEN NATURAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 5, 2004

TO THE STOCKHOLDERS OF THE COMPANY:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hansen Natural Corporation ("Hansen" or the "Company") will be held on Friday, November 5, 2004 at 3:00 p.m., in the Company's Boardroom at its corporate headquarters, 1010 Railroad Street, Corona, California 92882, for the following purposes:

     1. To elect seven directors to serve until the 2005 annual meeting of stockholders of the Company.
     2. To ratify the appointment of Deloitte & Touche, LLP to serve as independent auditors of the Company for the year ending December 31, 2004.
     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement for Annual Meeting of Stockholders accompanying this Notice.

     Only stockholders of the Company of record at the close of business on September 18, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     We will make available a list of stockholders as of the close of business on September 18, 2004, for inspection by stockholders during normal business hours from 9:00 a.m. to 5:00 p.m. on November 5, 2004, at the Company's principal place of business, 1010 Railroad Street, Corona, California 92882. This list will also be available to stockholders at the Annual Meeting. All stockholders of the Company are cordially invited to attend the meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your voted proxy at any time prior to the Annual Meeting or vote in person if you attend the meeting.

     A copy of the Company's Annual Report to Stockholders of the Company is enclosed.

                                         Sincerely,

                                         Rodney C. Sacks
                                         Chairman of the Board
Corona, California
October 6, 2004

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           HANSEN NATURAL CORPORATION


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of Hansen Natural Corporation ("Hansen" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held Friday, November 5, 2004 at 3:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company. The Annual Meeting will be held at the Boardroom, 1010 Railroad Street, Corona, California 92882.

     These proxy solicitation materials are being mailed on or about October 6, 2004, together with the Company's 2003 Annual Report to Stockholders of the Company, to all stockholders of the Company entitled to vote at the meeting.

Record Date and Principal Stockholders

     Holders of record of common stock at the close of business on September 18, 2004 are entitled to notice of and to vote at the meeting each share of which is entitled to one vote. There are no other outstanding voting securities of the Company. As of September 18, 2004, 10,883,582, shares of the Company's common stock were issued and outstanding. The following table sets forth, as of the most recent practical date, September 18, 2004, the beneficial ownership of the Company's common stock of those persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock:

Name and Address                           Amount and Nature of     Percent
of Beneficial Owner                        Beneficial Ownership     of Class
-------------------------------------      --------------------     --------

Brandon Limited Partnership No. 1 (1)            497,822               4.4%

Brandon Limited Partnership No. 2 (2)          1,791,667              16.0%

Rodney C. Sacks (3)                            2,914,489 (4)          26.0%

Hilton H. Schlosberg (5)                       2,875,586 (6)          25.6%

James Douglas and Jean Douglas
Irrevocable Descendants' Trust (7)             1,053,561 (8)           9.4%

Fidelity Low Priced Stock Fund (9)               888,675               7.9%


1 The mailing address of Brandon Limited Partnership No. 1 ("Brandon No. 1") is P.O. Box 124 St. Peters Port, Guernsey, United Kingdom. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

2 The mailing address of Brandon Limited Partnership No. 2 ("Brandon No. 2") is P.O. Box 124 St. Peters Port, Guernsey, United Kingdom. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

3 The mailing address of Mr. Sacks is 1010 Railroad Street, Corona, California 92882.

4 Includes 495,000 shares of common stock owned by Mr. Sacks; 497,822 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1's general partners; and 1,791,667 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2's general partners. Also includes options presently exercisable to purchase 100,000 shares of common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Sacks; and options presently exercisable to purchase 30,000 shares of common stock, out of options to purchase a total of 150,000 shares, exercisable at $4.20 per share, granted pursuant to a Stock Option Agreement dated May 28, 2003 between the Company and Mr. Sacks.

     Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 495,000 shares of common stock; (ii) the 130,000 shares presently exercisable under the Stock Option Agreements; and
     (iii) 165,046 shares held by Brandon No. 1 allocable to the limited partnership interests in Brandon No. 1 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children.

5 The mailing address of Mr. Schlosberg is 1010 Railroad Street, Corona, California 92882.

6 Includes 456,097 shares of common stock owned by Mr. Schlosberg, of which 2,000 shares are owned jointly by Mr. Schlosberg and his wife; 497,822 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1's general partners; and 1,791,667 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2's general partners. Also includes options presently exercisable to purchase 100,000 shares of common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 30,000 shares of common stock, out of options to purchase a total of 150,000 shares, exercisable at $4.20 per share, granted pursuant to a Stock Option Agreement dated May 28, 2003 between the Company and Mr. Schlosberg.

     Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 456,097 shares of common stock; (ii) the 130,000 shares presently exercisable under Stock Option Agreements; and (iii) 169,411 shares held by Brandon No. 1 allocable to the limited partnership interests in Brandon No 1 held by Mr. Schlosberg and his children.

7 The mailing address of this reporting person is 4040 Civic Center Drive, Suite 530, San Rafael, California 94903.

8    Includes  404,036  shares  of  common  stock  owned by Kevin  and  Michelle
     Douglas; 306,499 shares of common stock owned by James and Jean Douglas Irrevocable Descendant's Trust; 322,306 shares of common stock owned by Douglas Family Trust; and 20,720 shares of common stock owned by James E. Douglas, III. Kevin and Michelle Douglas, Douglas Family Trust and James and Jean Douglas Irrevocable Descendants' Trust and James E. Douglas III are deemed members of a group that shares voting and dispositive power over the shares.

9 The mailing address of this reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file by specific dates with the Securities Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. The Company is required to report in this proxy statement any failure of its directors and executive officers and greater than ten percent stockholders to file by the relevant due date any of these reports during the most recent fiscal year or prior fiscal years.

     To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during the year ended December 31, 2003, all
Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent stockholders were complied with, except that Form 4's in respect of sales of the Company's stock required to be filed by each of Mark Hall and Kirk Blower were inadvertently filed late. The respective transactions were subsequently filed on Form 5's.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

     In accordance with the Company's by-laws:

     * Directors shall be elected by the affirmative vote of a plurality of the votes cast in person or by proxy by the holders of shares of common stock entitled to vote in the election at the Annual Meeting; and
     * The ratification of Deloitte & Touche as independent auditors shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting,

in each case, provided a quorum is present. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. No stockholder shall be entitled to cumulate votes.

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Deadline for Receipt of Stockholder Proposals

     It is presently intended that next year's Annual Meeting will be held in October of 2005. Pursuant to Rule 14a-8 of the Exchange Act, proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company by no later than May 16, 2005 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, any stockholder proposal for the 2005 Annual Meeting that is submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c)(1) of the Exchange Act if it is not submitted to the Company on or before August 4, 2005. Proxies for that meeting may confer discretionary authority to vote on any untimely proposal without express discretion from the stockholders giving the proxies.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees

     The Company's Board of Directors (the "Board") is currently comprised of seven members, each of whom is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or expects to decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

     The names of the nominees, and certain biographical information about them, are set forth below.

        Name                    Age                     Position
--------------------          --------    ---------------------------------

Rodney C. Sacks (1)              54       Chairman of the Board of Directors
                                            and Chief Executive Office
Hilton H. Schlosberg (1)         51       Vice Chairman of the Board of
                                            Directors, Chief Financial
                                            Officer, Chief Operating Officer
                                            and Secretary
Benjamin M. Polk                 53       Director
Norman C. Epstein (2),(3),(4)    63       Director
Harold C. Taber, Jr. (2),(4)     65       Director
Mark S. Vidergauz (3)            51       Director
Sydney Selati (2)                66       Director

1  Member of the Executive Committee of the  Board of Directors
2  Member of the Audit Committee of the Board of Directors
3  Member of the Compensation Committee of the Board of Directors
4  Member of the Nominating Committee of the Board of Directors

     Set forth below is a description of each nominee's principal occupation and business background during the past five years.

     Rodney C. Sacks has been Chairman of the Board, Chief Executive Officer and director of the Company since November 1990. Mr. Sacks has been a member of the Executive Committee of the Board of Directors of the Company since October 1992 and Chairman and a director of Hansen Beverage Company, a wholly owned subsidiary of the Company ("HBC"), from June 1992 to the present.

     Hilton H. Schlosberg has been Vice Chairman of the Board of Directors, President, Chief Operating Officer, Secretary, and a director of the Company since November 1990 and Chief Financial Officer of the Company since July 1996. Mr. Schlosberg has been a member of the Executive Committee of the Board since October 1992 and Vice Chairman of the Board of Directors, Secretary and a director of HBC from July 1992 to the present.

     Benjamin M. Polk has been a director of the Company since November 1990 and Assistant Secretary and a director of HBC since October 1992 and July 1992, respectively. Mr. Polk has been a partner at Schulte Roth & Zabel LLP since May 2004 prior to which, beginning in August 1976, he was employed as an associate and later became a partner at Winston & Strawn LLP (New York, New York) and its predecessors, Whitman Breed Abbott & Morgan, LLP and Whitman & Ransom.

     Norman C. Epstein has been a director of the Company and member of the Compensation Committee of the Board since June 1992 and since September 1997 has been a member and Chairman of the Audit Committee of the Board and since September 2004 has been a member of the Nominating Committee. Mr. Epstein has been a director of HBC since July 1992. Mr. Epstein has been a director of Integrated Asset Management Limited, a company listed on the London Stock Exchange, since June 1998. Mr. Epstein currently is and has since 1997 been the managing director of Cheval Acceptances, a mortgage finance company based in London, England and from 1974 to December 1996 was a partner with Moore Stephens, an international accounting firm (senior partner beginning 1989 and the managing partner of Moore Stephens, New York from 1993 until 1995).

     Harold C. Taber, Jr. has been a director of the Company since July 1992, a member of the Audit Committee of the Board since April 2000 and a member of the Nominating Committee since September 2004. Mr. Taber was President and Chief Executive Officer and a director of HBC from July 1992 to June 1997. In addition, Mr. Taber was a consultant for The Joseph Company from October 1997 to March 1999 and for Costa Macaroni Manufacturing Company from July 2000 to January 2002. Mr. Taber has been a director of Mentoring at Biola University since July 2002.

     Mark S. Vidergauz has been a director of the Company and member of the Compensation Committee of the Board since June 1998. Mr. Vidergauz was a member of the Audit Committee of the Board from April 2000 to May 2004. Mr. Vidergauz currently is and has been Chief Executive Officer of Sage Group, LLC since April 2000 and was managing director and head of the Los Angeles office of ING Baring Furman Selz LLC, a diversified financial services institution headquartered in the Netherlands from April 1995 to April 2000.

     Sydney Selati has been a director of the Company and member of the Audit Committee of the Board since September 2004. Mr. Selati has been a director of Barbeques Galore Ltd. since July 1997 and Chairman of the Board of Directors of Galore USA since May 1988. Mr. Selati was president of Sussex Group Limited from 1984 to 1988.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Security Ownership of Management

     The following table sets forth information as to the beneficial ownership of shares of common stock of the Company as at September 18, 2004 held by persons who are directors and/or officers of the Company, naming each of them, and as to directors and officers of the Company as a group, without naming them.

                                      Amount and Nature                Percent
Name of Beneficial Owner*            of Beneficial Owner               of Class
-------------------------            -------------------              ---------
Rodney C. Sacks                           2,914,489 (1)                  26.0%
Hilton H. Schlosberg                      2,875,586 (2)                  25.6%
Mark J. Hall                                 27,000 (3)                    **%
Harold C. Taber, Jr.                         36,182 (4)                    **%
Michael Schott                               24,384 (5)                    **%
Mark S. Vidergauz                            12,000                        **%
Kirk S. Blower                               11,801 (6)                    **%
Norman C. Epstein                              -                           **%
Thomas J. Kelly                                -                           **%
Benjamin Polk                                  -                           **%
Sydney Selati                                  -                           **%

Officers and Directors as a group (11 members: 3,611,953 shares or 32.2% in aggregate)
_____________
*Except as noted  otherwise,  the address for each of the named  stockholders is
     1010 Railroad Street, Corona, California 92882.
**Less than 1%

1 Includes 495,000 shares of common stock owned by Mr. Sacks; 497,822 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1's general partners; and 1,791,667 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2's general partners. Also includes options presently exercisable to purchase 100,000 shares of common stock, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Sacks; and options presently exercisable to purchase 30,000 shares of common stock, out of options to purchase a total of 150,000 shares, exercisable at $4.20 per share, granted pursuant to a Stock Option Agreement dated May 28, 2003 between the Company and Mr. Sacks.

     Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 495,000 shares of common stock; (ii) the 130,000 shares presently exercisable under the Stock Option Agreements; and
     (iii) 165,046 share held by Brandon No. 1 allocable to the limited partnership interests in Brandon No. 1 held by Mr. Sacks, his children, a limited partnership of which Mr. Sacks is the general partner and his children and he are the limited partners, and a trust for the benefit of his children.

2 Includes 456,097 shares of common stock owned by Mr. Schlosberg of which 2,000 shares are owned jointly by Mr. Schlosberg and his wife; 497,822 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1's general partners; and 1,791,667 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2's general partners. Also includes options presently exercisable to purchase 100,000 shares of common stock exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 30,000 shares of common stock, out of options to purchase a total of 150,000 shares, exercisable at $4.20 per share, granted pursuant to a Stock Option Agreement dated May 28, 2003 between the Company and Mr. Schlosberg.

     Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 456,097 shares of common stock; (ii) the 130,000 shares presently exercisable under Stock Option Agreements; and (iii)

     169,411 shares held by Brandon No. 1 allocable to the limited partnership interests in Brandon No. 1 held by Mr. Schlosberg and his children.

3 Includes 27,000 shares of common stock owned jointly by Mr. Hall and his wife.

4 Includes 36,181.7 shares of common stock owned by the Taber Family Trust of which Mr. Taber and his wife are trustees.

5 Includes 18,384 shares of common stock owned by Mr. Schott. Also includes options presently exercisable to purchase 6,000 shares of common stock, out of options to purchase a total of 72,000 shares, exercisable at $3.85 per share, granted pursuant to a Stock Option Agreement dated August 9, 2002 between the Company and Mr. Schott.

6 Includes 6,801 shares of common stock owned by Mr. Blower. Also includes options presently exercisable to purchase 5,000 shares of common stock, out of options to purchase a total of 12,500 shares, exercisable at $3.57 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Blower.


                                  PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has appointed Deloitte & Touche, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004. In the event of a negative vote on such ratification, the Audit Committee of the Board of Directors will reconsider its selection.

     Representatives of Deloitte & Touche, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS.

                                   MANAGEMENT

Board Meetings and Committees

     The Board held two meetings during the fiscal year ended December 31, 2003. All directors attended both meetings, with the exception of Benjamin Polk who attended one meeting and Sydney Selati who was not appointed as director until September 2004.

     The Audit Committee, which was composed during the 2003 calendar year of Norman C. Epstein (Chairman), Harold C. Taber, Jr. and Mark S. Vidergauz, held five meetings during the fiscal year ended December 31, 2003. The Audit Committee last met in August 2004 in connection with the review of the Company's financial statements for the fiscal quarter ended June 30, 2004. Mr. Vidergauz resigned from the Audit Committee in May 2004 and was replaced by Sydney Selati who was appointed to the Board and the Audit Committee to fill the vacancy created thereby. See "Audit Committee" below for more information.

     The Compensation Committee, composed of Norman C. Epstein and Mark S. Vidergauz, did not hold any meetings during the fiscal year ended December 31, 2003. Awards granted under the Company's Stock Option Plan during the fiscal year ended December 31, 2003 were authorized by written consent of the Compensation Committee. The Compensation Committee authorizes all grants of options to purchase shares of the Company's common stock. The Board has affirmatively determined that Messrs. Epstein and Vidergauz are independent, as that term is defined in the current listing standards of NASDAQ.

     The Executive Committee composed of Rodney C. Sacks and Hilton H. Schlosberg did not hold any meetings during the fiscal year ended December 31, 2003. The Executive Committee manages and directs business of the Company between meetings of the Board.

     The Board established a Nominating Committee in September 2004 consisting of Norman C. Epstein and Harold C. Taber Jr. and adopted a Nominating Committee Charter which is available on our website at www.hansens.com.

Employment Agreements

     The Company entered into an employment agreement dated as of June 1, 2003, with Rodney C. Sacks pursuant to which Mr. Sacks renders services to the Company as its Chairman and Chief Executive Officer for an annual base salary of $230,000 for the seven-month period ending December 31, 2003, increasing to $245,000 for the twelve-month period ending December 31, 2004 and increasing by a minimum of 5% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. Additionally, Mr. Sacks was granted options to purchase 150,000 shares of common stock of the Company in connection with this employment agreement. The employment period commenced on June 1, 2003 and ends on December 31, 2008.

     The Company also entered into an employment agreement dated as of June 1, 2003, with Hilton H. Schlosberg pursuant to which Mr. Schlosberg renders services to the Company as its Vice Chairman, President and Chief Financial Officer, for an annual base salary of $230,000 for the seven-month period ending December 31, 2003, increasing to $245,000 for the twelve-month period ending December 31, 2004 and increasing by a minimum of 5% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. Additionally, Mr. Schlosberg was granted options to purchase 150,000 shares of common stock of the Company in connection with this employment agreement. The employment period commenced on June 1, 2003 and ends on December 31, 2008.

Executive Compensation

     The following tables set forth certain information regarding the total remuneration earned and grants of options made to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries who earned total cash compensation in excess of $100,000 during the year ended December 31, 2003. These amounts reflect total cash compensation paid by the Company and its subsidiaries to these individuals during the years ended December 31, 2001, 2002 and 2003.



                           SUMMARY COMPENSATION TABLE


============================= =========== =============== =========== ====================== ====================
                                                                                                 Long Term
                                                         ANNUAL COMPENSATION                   Compensation
----------------------------- ----------- --------------- ----------- ---------------------- --------------------

                                                                           Other                 Securities
Name and Principal Positions                               Bonus (2)       Annual                underlying
                                 Year      Salary (1)($)      ($)       Compensation ($)         Options (#)
----------------------------- ----------- --------------- ----------- ---------------------- --------------------
Rodney C. Sacks                  2003         225,833         35,000        19,333 (3)             150,000
Chairman, CEO                    2002         225,504              -        10,331 (3)             150,000
and Director                     2001         194,400          8,000         7,314 (3)                   -
----------------------------- ----------- --------------- ----------- ---------------------- --------------------
Hilton H. Schlosberg             2003         225,833         35,000         7,753 (3)             150,000
Vice-Chairman, CFO,              2002         225,504              -         7,753 (3)             150,000
COO, President,                  2001         194,400          8,000         7,314 (3)                   -
Secretary and Director
---------------------------- ----------- --------------- ------------ ---------------------- --------------------
Mark J. Hall                     2003         175,000         70,000         9,554 (3)                   -
Senior Vice President            2002         160,000         10,000         7,733 (3)              20,000
Single Serve Products            2001         160,000          8,000         7,349 (3)                   -
---------------------------- ----------- --------------- ------------ ---------------------- --------------------
Michael Schott                   2003         140,000         50,000        24,572 (4)                   -
Vice President                   2002          57,256         20,000         7,311 (5)              72,000
National Sales                   2001               -              -             -                       -
Single Serve Products
---------------------------- ----------- --------------- ------------ ---------------------- --------------------
Kirk S. Blower                   2003         123,000         10,000         7,761 (3)                   -
Senior Vice President            2002         118,000          4,000         7,238 (3)              12,500
Juice and Non-                   2001         115,000          3,000         7,364 (3)                   -
Carbonated Products
============================ =========== =============== ============ ====================== ====================

1 SALARY - Pursuant to employment agreements, Messrs. Sacks and Schlosberg were entitled to an annual base salary of $225,833, $226,748, and $209,952 for 2003, 2002 and 2001 respectively.

2 BONUS - Payments made in 2004, 2003 and 2002 are for bonuses accrued in 2003, 2002 and 2001 respectively.

3 OTHER ANNUAL COMPENSATION - The cash value of perquisites of the named persons did not total $50,000 or 10% of payments of salary and bonus for the years shown.

4 Includes $7,200 for auto reimbursement expense, $10,000 for housing expenses, $1,200 for travel expenses, and $6,172 for other miscellaneous perquisites.

5 Includes $2,945 for auto reimbursement expenses, $4,090 for housing expenses and $276 for other miscellaneous perquisites.

               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2003


====================================================================================== ====================================

                                                                                         Potential realizable
                                                                                        value at assumed annual
                                                                                         rates of stock price
                                                                                        appreciation for option
                                      Individual Grants                                         term (2)
-------------------------------------------------------------------------------------- ------------------------------------
                                Number of          Percent of
                               Securities         total Options    Exercise
                               underlying          granted to       or base
                             Options granted      employees in       price       Expiration          5%            10%
Name                               (#)                2003         ($/Share)        Date            ($)            ($)
--------------------------- ------------------ ------------------ ------------ -------------- ------------- ---------------
Rodney C. Sacks                 150,000 (1)           42.3%           $4.20       5/28/2013      $396,204     $1,004,057
--------------------------- ------------------ ------------------ ------------ -------------- ------------- ---------------
Hilton H. Schlosberg            150,000 (1)           42.3%           $4.20       5/28/2013      $396,204     $1,004,057
--------------------------- ------------------ ------------------ ------------ -------------- ------------- ---------------
Mark J. Hall                       -                    -               -              -             -              -
--------------------------- ------------------ ------------------ ------------ -------------- ------------- ---------------
Michael Schott                     -                    -               -              -             -              -
--------------------------- ------------------ ------------------ ------------ -------------- ------------- ---------------
Kirk S. Blower                     -                    -               -              -             -              -
=========================== ================== ================== ============ ============== ============= ===============


1 Options to purchase the Company's common stock become exercisable in equal annual increments over 5 years beginning January 1, 2004.

2 The 5% and 10% assumed annual rates of appreciation are provided in accordance with the rules and regulations of the SEC and do not represent our estimates or projections of our future Common Stock price growth.

               AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED
            DECEMBER 31, 2003 AND OPTION VALUES AT DECEMBER 31, 2003


============================ =================== ================== ========================== ========================
                                                                                                    Value of
                                                                      Number of underlying         unexercised
                                                                          unexercised              in-the-money
                                                                           Options at           options at December
                                                                      December 31, 2003 (#)         31, 2003 ($)
                                                                    -------------------------- ------------------------
            Name              Shares acquired          Value              Exercisable/            Exercisable/
                              on exercise (#)      Realized ($)          Unexercisable           Unexercisable
---------------------------- ------------------- ------------------ -------------------------- ------------------------
Rodney C. Sacks                       -                  -               167,500/270,000 (1)       818,625/1,215,000
---------------------------- ------------------- ------------------ -------------------------- ------------------------
Hilton H. Schlosber                   -                  -               167,500/270,000 (1)       818,625/1,215,000
---------------------------- ------------------- ------------------ -------------------------- ------------------------
Mark J. Hall                       171,000 (2)       $572,390 (2)          6,000/24,000 (3)         29,100/116,400
---------------------------- ------------------- ------------------ -------------------------- ------------------------
Michael Schott                        -                  -                12,000/60,000 (4)         54,840/274,200
---------------------------- ------------------- ------------------ -------------------------- ------------------------
Kirk S. Blower                        -                  -                12,500/12,500 (5)         53,825/58,925
============================ =================== ================== ========================== ========================


1 Includes options to purchase 37,500 shares of common stock at $1.59 per share of which all are exercisable at December 31, 2003, granted pursuant to Stock Option Agreements dated January 30, 1998 between the Company and Messrs. Sacks and Schlosberg, respectively; options to purchase 100,000 shares of common stock at $4.25 per share which are exercisable at December 31, 2003, granted pursuant to Stock Option Agreements dated February 2, 1999 between the Company and Messrs. Sacks and Schlosberg, respectively; options to purchase 150,000 shares of common stock at $3.57 per share of which 30,000 are exercisable at December 31, 2003, granted pursuant to Stock Option Agreements dated July 12, 2002 between the Company and Messrs. Sacks and Schlosberg, respectively; and options to purchase 150,000 shares of common stock at $4.20 per share of which none are exercisable at December 31, 2003 granted pursuant to Stock Option Agreements dated May 28, 2003 between the Company and Messrs. Sacks and Schlosberg, respectively.

2    Includes   55,000  shares  acquired  upon  the  exercise  of  Stock  Option
     Agreements between the Company and Mrs. Hall.

3 Includes options to purchase 20,000 shares of common stock at $3.57 per share of which 4,000 are exercisable at December 31, 2003, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Hall and options to purchase 10,000 shares of common stock at $3.57 per share of which 2,000 are exercisable at December 31, 2003, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mrs. Hall.

4 Includes options to purchase 72,000 shares of common stock at $3.85 per share of which 12,000 are exercisable at December 31, 2003, granted pursuant to a Stock Option Agreement dated August 9, 2002 between the Company and Mr. Schott.

5 Includes options to purchase 12,500 shares of common stock at $4.25 per share of which 10,000 are exercisable at December 31, 2003, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Blower; and options to purchase 12,500 shares of common stock at $3.57 per share of which 2,500 are exercisable at December 31, 2003, granted pursuant to a stock Option Agreement dated July 12, 2002 between the Company and Mr. Blower.

Performance Graph

     The following graph shows a five-year comparison of cumulative total returns:(1)

                           TOTAL SHAREHOLDER RETURNS

                           ANNUAL RETURN PERCENTAGES

For the years ended December 31,

Company Name/Index               1999      2000      2001      2002      2003
----------------------         --------  --------  --------  --------  --------
HANSEN NAT CORP                 (19.77)   (10.14)     8.39      0.50     99.43
S&P SMALLCAP 600 INDEX           12.40     11.80      6.54    (14.63)    38.79
PEER GROUP                        8.47     17.06     47.07     14.40     41.59

                                INDEXED RETURNS

For the years ended December 31,

                         Base
                        Period
Company Name/Index       1998    1999      2000      2001      2002      2003
----------------------  ------ --------  --------  --------  --------  --------
HANSEN HAT CORP           100   80.23     72.09      78.14     78.53    156.65
S&P SMALLCAP 600 INDEX    100  112.40    125.67     133.88    114.30    158.63
PEER GROUP                100  108.47    126.98     186.75    213.64    302.49



1 Annual return assumes reinvestment of dividends. Cumulative total return assumes an initial investment of $100 on December 31, 1998. The Company's self-selected peer group is comprised of National Beverage Corporation, Clearly Canadian Beverage Company, Triarc Companies, Inc., Leading Brands, Inc., Cott Corporation, Northland Cranberries and Jones Soda Co. All of the companies in the peer group traded during the entire five-year period with the exception of Triarc Companies, Inc., which sold their beverage business in October 2000 and Jones Soda Co., which started trading in August 2000.

Directors' Compensation

     In 2003, outside directors were entitled to an annual fee of $10,000 plus $1,000 for each meeting of the Board of Directors attended. Outside directors were also entitled to $500 for each committee meeting attended in person and $250 for each committee meeting attended by telephone.

Company Stock Option Plan

     The Company has a stock option plan (the "Plan") that provided for the grant of options to purchase up to 3,000,000 shares of common stock of the Company to certain key employees of the Company and its subsidiaries. Options granted under the Plan may either be incentive stock options qualified under
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. Such options are exercisable at fair market value on the date of grant for a period of up to ten years. Under the Plan, shares subject to options may be purchased for cash, or for shares of common stock valued at fair market value on the date of purchase. Under the Plan, no additional options may be granted after July 1, 2001.

     During 2001, the Company adopted the Hansen Natural Corporation 2001 Stock Option Plan ("2001 Option Plan"). The 2001 Option Plan provides for the grant of options to purchase up to 2,000,000 shares of the common stock of the Company to certain key employees of the Company and its subsidiaries. Options granted under the 2001 Stock Option Plan may be incentive stock options under Section 422 of the Internal Revenue Code, as amended (the "Code"), nonqualified stock options, or stock appreciation rights.

     The Plan and the 2001 Option Plan are administered by the Compensation Committee of the Board of Directors of the Company, comprised of directors who satisfy the "non-employee" director requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the "outside director" provision of Section 162(m) of the Code. Grants under the Plan and the 2001 Option Plan are made pursuant to individual agreements between the Company and each grantee that specifies the terms of the grant, including the exercise price, exercise period, vesting and other terms thereof.

     Pursuant to the Plan, Messrs. Sacks and Schlosberg were each granted options to purchase 75,000 shares of Common Stock, pursuant to individual stock option agreements each dated January 30, 1998 exercisable for a ten-year period at an exercise price of $1.59 per share. No options out of the original grant remain eligible for exercise.

     In addition, pursuant to the Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 100,000 shares of Common Stock, which vests as follows: 9,500 on February 2, 1999; 23,500 on February 2, 2000; 23,500 on
February 2, 2001;  23,500 on  February 2, 2002;  and 20,000 on February 2, 2003,
pursuant to individual stock option agreements each dated February 2, 1999 exercisable for a ten-year period at an exercise price of $4.25 per share.

     Pursuant to the 2001 Option Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 150,000 shares of Common Stock, which vests as follows: 30,000 on July 12, 2003; 40,000 on July 12, 2004; 40,000 on July 12,
2005; and 40,000 on July 12, 2006, pursuant to individual stock option agreements each dated July 12, 2002 exercisable for a ten-year period at an exercise price of $3.57 per share.

     In addition, pursuant to the 2001 Option Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 150,000 shares of Common Stock, which vests as follows: 30,000 on January 1, 2004; 30,000 on January 1, 2005; 30,000
on January 1,  2006;  30,000 on January 1, 2007;  and 30,000 on January 1, 2008,
pursuant to individual stock option agreements each dated May 28, 2003 exercisable for a ten-year period at an exercise price of $4.20 per share.

Outside Directors Stock Option Plan

     The Company has an option plan for its outside directors (the "Directors Plan") that provides for the grant of options to purchase up to an aggregate of 100,000 shares of common stock of the Company to directors of the Company who are not and have not been employed by or acted as consultants to the Company and its subsidiaries or affiliates and who are not and have not been nominated to the Board of Directors of the Company pursuant to a contractual arrangement. On the date of the annual meeting of stockholders at which an eligible director is initially elected, each eligible director is entitled to receive a one-time grant of an option to purchase 6,000 shares (12,000 shares if the director is serving on a committee of the Board) of the Company's Common Stock exercisable at the closing price for a share of common stock on the date of grant. Options become exercisable one-third each on the first, second and third anniversary of the date of grant; provided that all options held by an eligible director become fully and immediately exercisable upon a change in control of the Company. Options granted under the Directors Plan that are not exercised generally expire ten years after the date of grant. Option grants may be made under the Directors Plan for ten years from the effective date of the Directors Plan. The Directors Plan is a "formula plan" so that a non-employee director's participation in the Directors Plan does not affect his status as a "disinterested person" (as defined in Rule 16b-3 under the Securities Exchange Act of 1934).

Certain Relationships and Related Transactions

     The description of the agreements and relationships set forth below is qualified by reference to the specific terms of such agreements and the description of such relationships set forth in reports and registration statements and exhibits thereto filed or to be filed by the Company with the SEC under the Securities Act of 1934, as amended, and the Securities Act of 1933, as amended including any post-effective amendments to the Company's registration statement on Form S-3 (No. 33-35796) and on Form S-8 (No. 333-41333). Copies of any such reports and registration statement or exhibits thereto will be provided upon written request directed to the Chairman, Hansen Natural Corporation, 1010 Railroad Street, Corona, California 92882.

     Benjamin M. Polk is a partner of Schulte Roth & Zabel LLP. Benjamin M Polk was formerly a partner of Winston & Strawn LLP and of its predecessors, Whitman, Breed, Abbott & Morgan, LLP and Whitman & Ransom, law firms retained by the Company since 1992.

     Rodney C. Sacks is currently acting as the sole Trustee of a trust formed pursuant to an Agreement of Trust dated July 27, 1992 for the purpose of holding the Hansen's(r) trademark. The Company and HBC have agreed to indemnify Mr. Sacks and hold him harmless from any claims, loss or liability arising out of his acting as Trustee.

     During 2003, the Company purchased promotional items from IFM Group, Inc. ("IFM"). Rodney C. Sacks, together with members of his family, own approximately 27% of the issued shares of IFM. Hilton H. Schlosberg, together with members of his family, own approximately 43% of the issued shares of IFM. Purchases from

IFM of promotional items in 2003, 2002 and 2001 were $331,478, $164,199 and $164,638, respectively. The Company continues to purchase promotional items from IFM Group, Inc. in 2004.

                                AUDIT COMMITTEE

     The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.hansens.com. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the rules of the National Association of Securities Dealers relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

Report of the Audit Committee

     The Audit Committee consists of three independent directors (as independence is defined by NASD Rule 4200(a)(14)). The Audit Committee appoints, determines funding for, oversees and evaluates the auditor with respect to accounting, internal controls and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the auditors, and the auditor's fees for all audit and non-audit services provided by the auditor and determines whether the provision of non-audit services is compatible with maintaining the independence of the auditor. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provide them with financial sophistication.

Duties and Responsibilities

     The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the Audit Committee's written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

  *  the integrity of the Company's financial statements;
  * the Company's systems of internal controls regarding finance and accounting as established by management;
  *  the independent auditor's qualifications and independence;
  *  the performance by the Company's independent auditors;
  * the Company's auditing, accounting and financial reporting processes generally; and
  * compliance with the Company's ethical standards for senior financial officers and all personnel.

     In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent auditors, financial management and all employees.

     In connection with these responsibilities, the Audit Committee met with management and Deloitte and Touche, LLP, the Company's independent auditors, to review and discuss the Company's audited financial statements. The Audit Committee also discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61 (Certification of Statements on Auditing Standards), as may be modified or supplemented. The Audit Committee also received from Deloitte and Touche, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with Deloitte and Touche, LLP its independence.

     Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                        Audit Committee
                                        ---------------
                                        Norman C. Epstein, Chairman
                                        Harold C. Taber, Jr.
                                        Mark S. Vidergauz

Principal Accounting Firm Fees

     Aggregate fees billed to the company for the years ended December 31, 2003, and 2002 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"):

                                             Year ended December 31,

                                              2003              2002
                                         --------------    ---------------
Audit Fees (1)                               $149,050          $105,325
Audit-Related Fees (2)                          5,000
                                         --------------    ---------------
Total Audit and Audit-Related Fees            154,050           105,325
Tax Fees (3)                                                     15,679
All Other Fees
                                         --------------    ---------------
Total Fees (4)                               $154,050          $121,004
                                         ==============    ===============

1 Audit fees consist of services related the audit of the Company's annual financial statements and reviews of the Company's quarterly financial statements.

2    Audit-related   fees   consist   of   consultation   services   related  to
     Sarbanes-Oxley Act of 2002 Section 404 Implementation.

3 Tax fees consisted of fees for tax consultation services including advisory services for state tax analysis and tax audit assistance.

4 For years ended December 31, 2003 and 2002, all of the services performed by Deloitte & Touche have been pre-approved by the Audit Committee.

     The Audit Committee has considered whether Deloitte & Touche's provision of the non-audit services covered above is compatible with maintaining Deloitte & Touche's independence and has determined that it is.

Pre-Approval of Audit and Non-Audit Services

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Company's independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when necessary due to timing considerations. Any services approved by the Chairman must be reported to the full Audit Committee at its next scheduled meeting. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policies, and the fees for the services performed to date.

                             COMPENSATION COMMITTEE

     The Compensation Committee is responsible for reviewing, developing and recommending to the Board the appropriate management compensation policies, programs and levels and reviews the performance of the Chief Executive Officer, President and other senior executive officers periodicallyin relation to these objectives.

Compensation Principles

     The Company is committed to the philosophy of partnership and to sharing the benefits of success with those who help it grow. The Company's strength and ability to sustain growth is based on its belief that its employees are its single most important asset. The Compensation Committee seeks to provide sufficient compensation opportunities for the Company's executives in order to attract, retain and motivate an effective management team that ensures the Company's achievement of its goals and objectives. The Company believes that compensation sufficiently dependent on performance is more likely to achieve and improve the Company's financial success, thereby ultimately influencing appreciation of stockholder value. In order to achieve these objectives, the Company has adopted the Plan and the 2001 Option Plan to:

               * increase the risk/reward ratio of its executive compensation program,
               *    focus management on long-term strategic issues, and
               * align management's interests with those of the Company's stockholders in the continued appreciation of stockholder value.

Compensation Elements And Determination Process

     Compensation for executive officers, including the Company's Chief Executive Officer and President, consists of a base salary, opportunities for bonus cash compensation and long-term compensation in the form of stock options. Each of the Company's Chief Executive Officer and the President is a party to an employment agreement with the Company governing the terms of such executive's

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compensation  (see  "Employment  Agreements").  The  Compensation  Committee  is
responsible for the determination of increases, if any, subject to the terms of the Employment Agreements, as applicable, in base salary, the amount of bonus and stock options to be granted, performance targets for performance-based compensation, and the appropriate level and targets for other compensation, if any, that would be appropriate for the Company's executives.

     In reviewing and determining executive compensation, the Compensation Committee examines each component individually as well as total compensation as a whole. The Compensation Committee determines each executive officer's compensation with reference to relevant industry norms, experience, past performance, level of responsibility and personal requirements and expectations. The Compensation Committee reviews salary levels periodically and may make adjustments,  if  warranted,  after  an  evaluation  of  executive  and  company performance, salary increase trends in the Company's geographic marketplace, current salaries for competitive positions, and any increase in responsibilities assumed by the executive. The Compensation Committee may, from time to time, consider the advice of independent consultants with respect to compensation matters. As noted above, in appropriate circumstances, the Compensation Committee may augment cash compensation with the payment of bonuses to more closely align an individual's overall compensation with his or her performance, or the profitability of the Company or business units for which the individual is accountable. The Compensation Committee may determine bonuses and levels of other compensation using overall corporate or business segment performance targets. The Compensation Committee, in conjunction with the Board and management, may set performance objectives and target levels on an annual basis, and may assess executives against these targets in determining their overall compensation.

Long-Term Incentives

     The Compensation Committee considers long-term incentives to be an essential component of executive compensation so that a proper balance exists between short and long-term considerations and enhancing stockholder value. There are several components to the Company's long-term incentive program. The Compensation Committee considers the level of each executive's participation in the program by assessing each executive's current level of participation and, in light of that participation, the extent to which further participation will assist in furthering the goals of such program. For a description of the Company's long term incentive plans see "Company Stock Option Plans."

Summary

     The Compensation Committee is ultimately responsible for determining, affirming or amending the level and nature of executive compensation of the Company. The Compensation Committee has access, at the Company's expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations. The Compensation Committee believes that the compensation policies and programs as outlined above ensure that levels of executive compensation fairly reflect the performance of the Company, thereby serving the best interests of its stockholders.

                                        Compensation Committee
                                        ----------------------
                                        Norman C. Epstein, Chairman
                                        Mark S. Vidergauz

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                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

                          COMMUNICATING WITH THE BOARD


     Stockholders, Employees and others interested in communicating with the Chairman and CEO, should write to the address below:

                       Rodney C. Sacks, Chairman and CEO
                           Hansen Natural Corporation
                              1010 Railroad Street
                            Corona, California 92882


     Those interested in communicating directly with the Board, any of the committees of the Board, the outside directors as a group or individually should write to the address below:

                         Office of Corporate Secretary
                           Hansen Natural Corporation
                              1010 Railroad Street
                            Corona, California 92882


                    FORM 10-K AND OTHER DOCUMENTS AVAILABLE

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC, is available on our website at www.hansens.com. The Annual Report on Form 10-K is also available without charge to any stockholder upon request to:

                           Hansen Natural Corporation
                              1010 Railroad Street
                            Corona, California 92882
                         (951) 739-6200 * (800) HANSENS


     Additionally, charters for the committees of the Board of Directors as well as the Company's Code of Business Conduct and Ethics are available on our website.

                       BY ORDER OF THE BOARD OF DIRECTORS

Dated:  October 6, 2004

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